Exhibit 99.8


                        Consent of Deloitte & Touche LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-86500 of Ameritas Life Insurance Corp. Separate Account LLVL of our report dated February 1, 1996 on the financial statements (parent company only) of Ameritas Life Insurance Corp. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Lincoln, Nebraska
January 2, 1997